EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mercari Communications Group, Ltd. (the “Company”) on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Scott L. Mathis, as Chief Executive Officer and principal executive officer and Maria I. Echevarria, as Chief Executive Officer and principal financial officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best the undersigned’s knowledge and belief, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott L. Mathis
Scott L. Mathis
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	October 17, 2016

/s/ Maria I. Echevarria
Maria I. Echevarria
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	October 17, 2016

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.